Exhibit 10.16

Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

AMENDMENT TO STATEMENT OF WORK

This Amendment to Statement of Work (SOW) (the “Amendment”) effective from 30/12/2025 (“Effective Date”), hereby supplements and modifies the Statement of Work (bearing unique legal ID:                                           ) effective from 30-Sep-2022 (hereinafter referred to as “SOW”); is a binding contract, and is made and entered into by and between:

Searce Pte. Ltd., with its registered office at                                                                                                       (hereinafter referred to as “Searce”); and Gravity Supply Chain Holdings Pte Ltd (referred to as “Client”) with its registered address at

Reference to Searce and Client shall, unless it be repugnant to the subject or context thereof, be deemed to mean and include their respective Affiliates, successors, administrators, directors, employees, officers, personnel, representatives, agents and permitted assigns.

Searce and Client may be referred to herein individually as “Party” and collectively as “Parties”.

All capitalized terms used but not defined below have the meanings set forth in the SOW.

WHEREAS the Parties with mutual consent have decided to amend the terms of the SOW as set forth below.

1.	The Parties agree that Clause 6 (b) (ii) of the SOW is hereby deleted in its entirety and stands replaced with the following:

ii.	Commitment View

The Minimum Commitment for each Commitment Period is given in the table below.

Commitment Period	Commitment Period Duration	Minimum Commitment
Commitment Period 1 (6th October 2022 to 5th October 2023)	The period starting on the Implementation Date and continuing for 12 months.
Commitment Period 2 (6th October 2023 to 5th January 2025)	The period starting at the end of Commitment Period 1 and continuing for 15 months.
Commitment Period 3 (6th January 2025 to 5th January 2027)	The period starting at the end of Commitment Period 2 and continuing for 24 months.
Commitment Period 4 (6th January 2027 to 5th October 2027)	The period starting at the end of Commitment Period 3 and continuing for 9 months.

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2.	All other terms and conditions as specified in the SOW shall remain the same and in force unless otherwise specified in this Amendment. In the event of any conflict or inconsistency among the following documents, the order of precedence shall be: i) Amendment to SOW and ii) Statement of Work.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives on the date below:

Searce Pte. Ltd. Senior Director - Legal Date: 30 / 12 / 2025	Gravity Supply Chain Holdings Pte Ltd Chief Operating Officer Date: 30 / 12 / 2025

Amendment to SOW | 006T100000NCAReIAP	23-Dec-2025
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